Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333- 163063, 333-171203, 333-172655, 333-177670 and 333-185338) and Form S-8 (Nos. 333-141525, 333-147805, 333-165722 and 333-191072) pertaining to the Rosetta Genomics Ltd. of our report dated March 16, 2015 with respect to the consolidated financial statements of Rosetta Genomics Ltd. and its subsidiary, included in this Annual Report on Form 20-F for the year ended December 31, 2014.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY and KASIERER
March 16, 2015	A Member of Ernst & Young Global